UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2022

Streamline Health Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28132	31-1455414
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2400 Old Milton Pkwy., Box 1353

Alpharetta, GA 30009

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (888) 997-8732

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	STRM	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2022 Annual Meeting of Stockholders of Streamline Health Solutions, Inc. (the “Company”), held on June 7, 2022 (the “Annual Meeting”), the Company’s stockholders approved an amendment to the Streamline Health Solutions, Inc. Third Amended and Restated 2013 Stock Incentive Plan (the “2013 Plan”) to increase the number of shares of the Company’s common stock available for issuance thereunder by 2,000,000 shares, from 8,223,246 shares to 10,223,246 shares (the “2013 Plan Amendment”). The material terms of the 2013 Plan, as amended by the 2013 Plan Amendment, are summarized in the Company’s Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on May 9, 2022 (the “Proxy Statement”). A copy of the 2013 Plan Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 7, 2022, the Company amended its Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to increase the total number of authorized shares of the Company’s common stock from 65,000,000 shares to 85,000,000 shares (the “Charter Amendment”).

The Charter Amendment was previously approved by the board of directors of the Company (the “Board”), subject to stockholder approval, and approved by the Company’s stockholders at the Annual Meeting, as further described in Item 5.07 below.

The foregoing description of the Charter Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Charter Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on June 7, 2022. Proxies for the Annual Meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to the Board’s proposals. At the Annual Meeting, the Company’s stockholders voted upon five proposals. The proposals are described in detail in the Proxy Statement. A brief description and the final vote results for each proposal follow. As of the record date for the Annual Meeting, there were 48,104,880 shares of common stock outstanding and entitled to vote on each matter presented for vote at the Annual Meeting. At the Annual Meeting, 42,292,948 shares of common stock, or 88% of the outstanding shares of common stock, were represented in person or by proxy.

1.	Election of five directors for terms expiring at the 2023 Annual Meeting of Stockholders:

Nominee	For	Withheld	Broker Non-Votes
Wyche T. “Tee” Green, III	32,968,161	720,497	8,604,290
Kenan H. Lucas	32,962,210	726,448	8,604,290
Jonathan R. Phillips	32,813,104	875,554	8,604,290
Justin J. Ferayorni	32,938,046	750,612	8,604,290
Judith E. Starkey	32,970,001	718,657	8,604,290

As a result, each nominee was elected to serve as a director for a term expiring at the 2023 Annual Meeting of Stockholders.

2.	Approval, on a non-binding advisory basis, of the compensation of the named executive officers listed in the Proxy Statement (“say-on-pay”):

For	Against	Abstain	Broker Non-Votes
32,531,729	759,679	397,250	8,604,290

As a result, the proposal was approved.

3.	Ratification of the appointment of the firm of FORVIS, LLP, formerly known as Dixon Hughes Goodman LLP, to serve as the Company’s independent registered public accounting firm for fiscal year 2022:

For	Against	Abstain	Broker Non-Votes
42,270,089	20,596	2,263	0

As a result, the proposal was approved.

4.	Approval of an amendment to the Company’s Certificate of Incorporation, as amended, to increase the total number of authorized shares of common stock from 65,000,000 to 85,000,000 shares:

For	Against	Abstain	Broker Non-Votes
41,152,270	665,238	475,440	0

As a result, the proposal was approved.

5.	Approval of an amendment to the Streamline Health Solutions, Inc. Third Amended and Restated 2013 Stock Incentive Plan to increase the number of shares of common stock available for issuance under the plan:

For	Against	Abstain	Broker Non-Votes
32,691,827	451,980	544,851	8,604,290

As a result, the proposal was approved.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION
3.1	Certificate of Amendment of Certificate of Incorporation of Streamline Health Solutions, Inc.

10.1	Amendment No. 2 to Streamline Health Solutions, Inc. Third Amended and Restated 2013 Stock Incentive Plan, dated June 7, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Streamline Health Solutions, Inc.

Date: June 08, 2022	By:	/s/ Thomas J. Gibson
	Name:	Thomas J. Gibson
	Title:	Chief Financial Officer